EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the BetzDearborn Inc. Employee Stock Purchase Plan of 1997, as amended of our reports dated February 11, 1997, with respect to the consolidated financial statements of BetzDearborn Inc. incorporated by reference in its annual report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP
                                            ---------------------

Philadelphia, Pennsylvania
May 12, 1997



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